UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2005 (June 7, 2005)

WINDROSE MEDICAL PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (317) 860-8180

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Acquisition of Lakewood Medical Pavilion, Lakewood, CA

     On June 7, 2005, Windrose Medical Properties Trust (the “Company”), through its operating partnership, Windrose Medical Properties, L.P. (the “Operating Partnership”), completed the acquisition of a 100% partnership interest in CAL-LAK Limited Partnership, the limited partnership that owns the Lakewood Medical Pavilion located in Lakewood, CA pursuant to a 25 year ground lease, which had a commencement date of July 15, 1993 and three optional extension periods of 25 years each. The interest includes a 99% limited partnership interest and a 1% general partnership interest, which is held through Windrose Lakewood Properties, L.L.C., a wholly-owned subsidiary of the Operating Partnership.

     The Operating Partnership acquired the partnership interest for approximately $9.5 million. The purchase price, which was determined through negotiations between the Company and the sellers, Medical Office Portfolio limited Partnership and CAL-LAK, Inc., was financed by $6.5 million of new mortgage debt with an interest rate equal to LIBOR plus 2% and having a maturity date on June 7, 2010, and the balance of the purchase price was paid in cash drawn from the Company’s secured credit facility.

     The Lakewood property consists of a three-story medical office building located on the hospital campus of the Lakewood Regional Medical Center in the Los Angeles, CA metropolitan area. The property contains 36,480 rentable square feet and is 100% leased to Lakewood Regional Medical Center under a lease scheduled to expire on November 29, 2009.

Acquisition of Los Gatos Medical Pavilion, Los Gatos, CA

     On June 7, 2005, the Company, through the Operating Partnership, completed the acquisition of a 100% partnership interest in CAL-GAT Limited Partnership, the limited partnership that owns the Los Gatos Medical Pavilion in Los Gatos, CA pursuant to a 25 year ground lease, which had a commencement date of April 12, 1993 and three optional extension periods of 25 years each. The interest includes a 99% limited partnership interest and a 1% general partnership interest, which is held through Windrose Los Gatos Properties, L.L.C., a wholly-owned subsidiary of the Operating Partnership.

     The Operating Partnership acquired the partnership interest for approximately $18.0 million. The purchase price, which was determined through negotiations between the Company and the sellers, Medical Office Portfolio Limited Partnership and CAL-GAT, Inc., consisted of approximately $12.7 million of assumed mortgage debt with an interest rate equal to the greater of LIBOR plus 2.95% or 4.25% and having a maturity date on November 1, 2008, and the balance of the purchase price was paid in cash drawn from the Company’s secured credit facility.

     The Los Gatos property consists of a three-story medical office building located on the hospital campus of the Community Hospital of Los Gatos in the San Jose, CA metropolitan area and contains 55,927 rentable square feet. The property is 100% occupied and 92% is leased to Community Hospital of Los Gatos under two leases, a hospital use space lease and non-hospital use space lease. The hospital use space lease covers 12,346 rentable square feet and expires March 5, 2015 and the non-hospital use space lease covers 39,174 rentable square feet and expires March 5, 2008.

Acquisition of Palm Court Plaza and Professional Center, Delray Beach, FL

     On June 7, 2005, the Company, through the Operating Partnership, completed the acquisition of a 100% partnership interest in the FLA-PALM Court Limited Partnership, the limited partnership that owns the Palm Court Plaza and Professional Center in Delray Beach, FL pursuant to a fifty year ground lease, which had a commencement date of December 14, 1995. This ground lease contains two optional 25 year extensions. The interest includes a 99% limited partnership interest and a 1% general partnership interest, which is held through Windrose Palm Court Properties, L.L.C., a wholly-owned subsidiary of the Operating Partnership.

     The Operating Partnership acquired the partnership interest for $26.0 million. The purchase price, which was determined through negotiations between the Company and the sellers, Medical Office Portfolio Limited Partnership and FLA-PALM, Inc., consisted of approximately $15.0 million of assumed mortgage debt with an interest rate equal to the greater of LIBOR plus 2.95% or 4.25% and a maturity date on November 1, 2008, and the balance of the purchase price was paid in cash drawn from the Company’s secured credit facility.

     The Palm Court property consists of a one-story medical office plaza and a five-story medical office tower located on the hospital campus of the Delray Medical Center and contains approximately 137,760 rentable square feet. The Palm Court property is approximately 91% occupied. Delray Medical Center, the property’s single largest tenant, has renewed leases for 12% of the property’s rentable square footage that expire on December 13, 2010.

Item 7.01. Regulation FD Disclosure.

     On June 8, 2005, the Company issued a press release announcing the acquisitions described in Item 2.01 above. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired. The financial statements that are required to be filed pursuant to this item will be filed by amendment not later than 60 days following the due date of this report.

     (b) Pro Forma Financial Information. The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment not later than 60 days following the due date of this report.

     (c) Exhibits.

Exhibit
Number		Description of Exhibit
99.1	-	Press Release dated June 8, 2005

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST
Date: June 13, 2005	By:	/s/ C. Douglas Hanson
C. Douglas Hanson
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number		Description of Exhibit
99.1	-	Press Release dated June 8, 2005